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                                                                    Exhibit 10.2


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") dated as of May 31, 1998, is made by and among MARKETING PROJECTS, INC., a California corporation ("Seller"), FLORAFAX INTERNATIONAL, INC., a Delaware corporation ("Buyer"), and FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association (the "Escrow Agent").

                                    RECITALS

         A. Seller and Buyer have entered into that certain Asset Purchase and Sale Agreement dated effective May 1, 1998 (the "Asset Purchase Agreement"), relating to the proposed acquisition by Buyer from Seller of the Acquired Assets (as defined in the Asset Purchase Agreement).

         B. Pursuant to the Asset Purchase Agreement, Buyer is required to deliver to the Escrow Agent cash in the amount of $3,700,000 (the "Escrow Amount").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. RECITALS. The parties acknowledge and agree that the recitals set forth above are true and correct.

         2. APPOINTMENT OF ESCROW AGENT. Buyer and Seller do hereby appoint and designate Escrow Agent as escrow agent for the purposes set forth herein, and Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

         3. ESTABLISHMENT OF THE ESCROW. Simultaneously with the execution hereof, Buyer shall deliver the Escrow Amount to Escrow Agent. Upon receipt of the Escrow Amount, Escrow Agent shall immediately notify Seller it has been received.

         4. INVESTMENT OF FUNDS. Escrow Agent shall place the Escrow Amount in a separate or segregated interest-bearing account.

         5. DELIVERY OF THE ESCROW AMOUNT.

Escrow Agent shall retain control over the Escrow Amount and shall not deliver any of the Escrow Amount unless and until:

                  (i) it receives a written notice from Buyer on or before June 30, 1998, which notice specifies that Buyer has elected to cancel the transaction in accordance with the provisions of Section 7 of the Asset Purchase Agreement, in which event Escrow Agent shall disburse to Buyer Three Million Seven Hundred Thousand Dollars ($3,700,000.00) less the Commissions (as such term is defined in the Asset Purchase Agreement), that would otherwise have been earned by Seller if not for termination of Commissions as described in Section 8 of the Asset Purchase Agreement, from May 1, 1998 through June 30, 1998, as




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         agreed by the parties. Escrow Agent shall disburse to Seller the remaining Escrow Amount; or

                  (ii) it does not receive a written notice of cancellation from Buyer on or before June 30, 1998, in which event Escrow Agent shall disburse to Seller Three Million Seven Hundred Thousand Dollars ($3,700,000.00) no earlier than 3:00 p.m., June 30, 1998, and Escrow
         Agent shall disburse to Buyer the remaining Escrow Amount, including any and all interest accrued thereon; or

                  (iii) a final and nonappealable judgment, decree or order of a court of competent jurisdiction, whereupon Escrow Agent shall promptly deliver the Escrow Amount as instructed in such judgment.

         6. RESIGNATION AND REMOVAL OF ESCROW AGENT. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days' prior written notice to Buyer and Seller, or may be removed, with or without cause, by Buyer and Seller acting jointly by furnishing a joint written direction signed on behalf of each of them to Escrow Agent, at any time by the giving of ten (10) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation or removal, Buyer and Seller shall jointly appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

         7. LIABILITY OF ESCROW AGENT. Escrow Agent shall have no liability or obligation with respect to the Escrow Amount except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping and delivery of the Escrow Amount in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any written notice delivered as provided herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent in good faith believes to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Amount, any account in which the Escrow Amount is deposited, this Agreement or the Asset Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent






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may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Buyer shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

         8. INDEMNIFICATION OF ESCROW AGENT. From and at all times after the date of this Agreement, Buyer and Seller, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect, or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Buyer and Seller in writing, and Buyer and Seller shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) Buyer and/or Seller agree to pay such fees and expenses, or (b) Buyer and/or Seller shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to such action or proceeding (including any impleaded parties) include both Indemnified Party and Buyer and/or Seller, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Buyer or Seller. All such fees and expenses payable by Buyer and/or Seller pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Buyer and Seller, jointly and severally, upon demand by such Indemnified Party. The obligations of Buyer and Seller under this Section shall survive any termination of this Agreement and the resignation or removal of Escrow Agent. The parties agree that neither the payment by Buyer or Seller of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Amount in respect of a







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claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as among Buyer and Seller, the respective rights and obligations of Buyer, on the one hand, and Seller, on the other hand, under the Asset Purchase Agreement.

         9. COMPENSATION OF ESCROW AGENT. Buyer agrees to (i) pay Escrow Agent upon execution of this Agreement reasonable compensation for the services to be rendered hereunder, and (ii) pay or reimburse Escrow Agent upon receipt of a written request from Escrow Agent (including relevant supporting documentation) for all expenses, disbursement and advances, including reasonable attorneys' fees, incurred or made by it in connection with the performance or termination of this Agreement.

         10. CONFLICT WITH TERMS OF AGREEMENT. In the event that Escrow Agent receives instructions, claims or demands from Buyer or Seller that, in its opinion, conflict with any provision of this Agreement, or is otherwise uncertain of its rights and duties hereunder, it shall without liability of any kind, be entitled to refrain from taking any action, and its sole obligation in such instances shall be to keep safely the Escrow Amount until it shall be directed otherwise in writing by all of the other parties hereto or by a final and nonappealable judgment, decree or order of a court of competent jurisdiction. Escrow Agent may deposit the Escrow Amount into a court of competent jurisdiction and upon such deposit, Escrow Agent shall be relieved of any further liability or responsibility with respect thereto.

         11. TAX IDENTIFICATION NUMBERS. Buyer and Seller shall each provide Escrow Agent with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under this Agreement shall be reported by Buyer and Seller to the Internal Revenue Service to the extent so allocated. Escrow Agent shall have no responsibility for tax reporting.

         12. TERMINATION. This Agreement shall be terminated (i) upon disbursement or release of all of the Escrow Amount by Escrow Agent, (ii) by written mutual consent signed by Buyer and Seller; (iii) by Escrow Agent, pursuant to Section 7 hereof; or (iv) by deposit of the Escrow Amount into a court of competent jurisdiction in accordance with Section 11 hereof. This Agreement shall not be otherwise terminated.

         13. NOTICES.

                  (a) All notices and communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered if delivered in person; (ii) the next business day after being sent via a nationally recognized overnight courier service or telecopier, provided that the notifying party receives electronic confirmation of the notified party's receipt of the telecopied notice; or (iii) three (3) business days after being sent by certified or registered mail, postage prepaid and return receipt requested, to the appropriate party at the address specified below:

         If to Escrow Agent, to:

                  First Union National Bank of Florida
                  1001 20th Place
                  Vero Beach, Florida  32960
                  Attention:  Nancy Beckwith








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                  Fax No.: (561) 778-6109

         If to Buyer, to:
                  Florafax International, Inc.
                  8075 20th Street
                  Vero Beach, Florida  32966
                  Attention:  James H. West
                  Fax No.: (561) 563-9958

         With a copy to:
                  Drew R. Fuller, Jr.
                  Cauthorn Hale Hornberger
                  Fuller Sheehan & Becker, Inc.
                  700 North St. Mary's St., Suite 620
                  San Antonio, Texas  78205
                  Fax No.: (210) 271-1740

         If to Seller, to:
                  Marketing Projects, Inc.
                  2899 Agoura Road, Suite 555
                  Westlake Village, California  91361
                  Attention:  David Appell
                  Fax No: (805) 494-6540

         With a copy to:
                  David Wohlberg
                  Troy & Gould
                  1601 Century Park East, 16th Floor
                  Los Angeles, California  90067-2367
                  Fax No.: (310) 201-4746

or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested. In the event that Escrow Agent, in its sole discretion, determines that an emergency exists, Escrow Agent may use such other means of communicating with Buyer and/or Seller as Escrow Agent reasonably deems advisable.

                  (b) All notices sent by Escrow Agent to Buyer shall be copied to Seller and all notices sent by Escrow Agent to Seller shall be copied to Buyer. All notices sent by Seller to Escrow Agent shall be copied to Buyer and all notices sent by Buyer to Escrow Agent shall be copied to Seller. In each case, all copied notices shall be sent to the addresses described in Section 14(a) above and delivered in the same manner as the notice.

         14. RELIANCE ON INSTRUCTIONS. In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the representatives of Buyer and Seller designated on Schedule I hereto, and Escrow Agent may rely upon the confirmation of anyone purporting to be a representative so designated. The persons and telephone numbers for callbacks may be changed only in a writing actually received







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and acknowledged by Escrow Agent. Buyer and Seller acknowledge that such security procedure is commercially reasonable.

         15. WAIVER OR AMENDMENT. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.

         16. ASSIGNMENT. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. MERGER OR CONSOLIDATION OF ESCROW AGENT. Any corporation into which Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of Escrow Agent in its individual capacity may be transferred, shall be Escrow Agent under this Agreement without further act.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its policies and principles of conflicts of laws. Each party hereto irrevocably waives any objection on the grounds of venue, forum non conveniens, or any similar grounds and irrevocably consents to the jurisdiction of said courts and the service of process from such courts by mail or by any other means permitted by applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SELLER:                            MARKETING PROJECTS, INC.,
                                   A CALIFORNIA CORPORATION



                                   BY:
                                      ------------------------------------------
                                      DAVID APPELL, PRESIDENT


BUYER:                             FLORAFAX INTERNATIONAL, INC.


                                   BY:
                                      ------------------------------------------
                                      JAMES H. WEST, PRESIDENT




ESCROW AGENT:                      FIRST UNION NATIONAL BANK OF FLORIDA

                                   BY:
                                      ------------------------------------------
                                      NAME:
                                           -------------------------------------
                                      TITLE:
                                            ------------------------------------

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                                   SCHEDULE I

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions



         If to Seller:

                  Name                               Telephone Number
         ------------------------------------------------------------
                  David Appell                       (805) 494-9490



         If to Buyer:

                  Name                               Telephone Number
         ------------------------------------------------------------
                  James H. West                      (561) 563-0263




Telephone call-backs shall be made to each of Buyer and Seller if joint instructions are required pursuant to the Agreement.